Exhibit 3.1

                        ARTICLES OF INCORPORATION OF
                      PEOPLES COMMUNITY BANCORP, INC.


     Article 1. Name. The name of the corporation is Peoples Community Bancorp, Inc. (hereinafter referred to as the "Corporation").

     Article 2. Registered Office and Registered Agent. The address of the registered office of the Corporation in the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202. The name of the registered agent of the Corporation at such address is The Corporation Trust Incorporated.

     Article 3. Incorporator. The sole incorporator of the Corporation is Jerry D. Williams, who is more than 18 years of age and whose address is:

               c/o Peoples Community Bank
               6100 West Chester Road
               West Chester, Ohio 45071-1130

     Article 4. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Maryland (the "MGCL").

     Article 5. Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 16,000,000, of which 1,000,000 shall be preferred stock, $.01 par value per share (hereinafter the "Preferred Stock"), and of which 15,000,000 shall be common stock, par value $.01 per share (hereinafter the "Common Stock"). The aggregate par value of all authorized shares of capital stock having a par value is $160,000. Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation's unreserved and unrestricted capital surplus.

     A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

     A. Common Stock. Except as provided in this Article 5 (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

     B. Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall have the full authority permitted by law to fix, and hereby is expressly empowered to fix, by resolution or resolutions full, limited, multiple, fractional or no voting rights and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the Preferred Stock or any series thereof that may be desired.

     Article 6. Preemptive Rights. No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

     Article 7.     Directors.

     A. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. The number of directors of the Corporation that shall constitute the initial Board of Directors shall be eight. The names of the initial members of the Board of Directors are set forth in Schedule A hereto and made a part hereof.

     B. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and until their respective successors are elected and qualified. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

     C. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors shall, in considering the best interests of the Corporation, consider the effects of any action upon the employees of the Corporation and its subsidiaries, the depositors and borrowers of any banking subsidiary, the communities in which offices or other establishments of the Corporation or any subsidiary are located and all other pertinent factors. The

          Board of Directors, in considering a potential acquisition of control of the Corporation, is permitted to consider the effect of the potential acquisition on the stockholders, employees, suppliers, customers, and creditors of the Corporation and the communities in which offices or other establishments of the Corporation are located.

     Article 8. Liability of Directors and Officers. A director or officer of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that a director's or officer's liability for monetary damages may not be limited by law. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer prior to such amendment.

     Article 9. Indemnification, Etc. of Directors, Officers, Employees and Agents.

     A. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or who, while acting as such, is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation (foreign or domestic), partnership, joint venture, trust, other enterprise or employee benefit plan, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by Section 2-418 of the MGCL, excluding paragraph (g) thereof.

     B. Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Section A of this Article 9 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt by the Corporation of (i) a written affirmation by the person of such person's good faith belief that the standard of conduct necessary for indemnification by the Corporation under Section A of this Article 9 has been met and (ii) a written undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the applicable standard of conduct has not been met or the person is not otherwise entitled to be indemnified by the Corporation.

     C.   Other Rights and Remedies.  The indemnification provided by this
          Article 9 shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under Section 2-418(g) of the MGCL, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person, provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his acts or omissions relate to matters for which the liability of directors and officers cannot be restricted or limited under Section 2-405.2 of the MGCL.

     D. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while acting as such, was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation (foreign or domestic), partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity or arising out of his position, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or the Bylaws of the Corporation.

     E. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its directors, officers, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 9.

     F. Modification. The duties of the Corporation to indemnify and to advance expenses to any persons as provided in this Article 9 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 9 shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

     Article 10.    Required Stockholder Vote.

     Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in these Articles of Incorporation.

     Article 11.    Amendment of Articles of Incorporation and Bylaws.

     A. Articles of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted and declared advisable by the affirmative vote of a majority of the directors then in office, and thereafter is approved, at an annual or special meeting, by the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, unless any class or series of shares is entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of a majority of the shares within each class or series of outstanding shares entitled to vote thereon as a class and of at least a majority of the total outstanding shares entitled to vote thereon, provided that, notwithstanding anything contained in these Articles to the contrary, (i) the affirmative vote of the holders of at least 75 percent of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, unless any class or series of shares is entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of 75 percent of the shares within each class or series of outstanding shares entitled to vote thereon as a class and of at least 75 percent of the total outstanding shares entitled to vote thereon, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Articles 6 (relating to preemptive rights), 7 (relating to the Board of Directors), 8 (relating to liability), 9 (relating to indemnification), 10 (relating to stockholder votes) and this Article 11.

     B. Bylaws. The Board of Directors or stockholders may adopt, alter amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of the holders of not less than a majority of the issued and outstanding shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, provided that the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Sections 2.4, 2.15, 4.2(b), 4.3, 4.4 and 4.14 of the Bylaws.

     I, THE UNDERSIGNED, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the Maryland General Corporation Law, do make these Articles of Incorporation, hereby declaring and acknowledge that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of January 2002.


                                    /s/ Jerry D. Williams
                                    ------------------------
                                    Jerry D. Williams

                                 Schedule A
                                     to
                         Articles of Incorporation
                                     of
                      Peoples Community Bancorp, Inc.


     The names of the initial members of the Board of Directors of Peoples Community Bancorp, Inc. are as follows:


                   Name                                    Term Expires
------------------------------------------------           ------------
Donald L. Hawke                                                2005

James R. Van DeGrift                                           2005

John E. Rathkamp                                               2004

Jerry D. Williams                                              2003

Thomas J. Noe                                                  2005

John L. Buchanan                                               2003

Nicholas N. Nelson                                             2003

Paul E. Hasselbring                                            2004